UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014 (May 13, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 13, 2014, SLM Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Sallie Mae Bank, has voluntarily settled previously disclosed regulatory matters with the FDIC and Department of Justice regarding disclosures and assessments of certain late fees, as well as compliance with the Servicemembers Civil Relief Act (“SCRA”). The press release is attached as Exhibit 99.1.

For the first quarter of 2014, the last consolidated quarter of operations of SLM Corporation prior to Navient Corporation’s separation, SLM Corporation recorded an additional $103 million reserve related to the total estimated costs of these regulatory matters. As previously indicated, Navient Corporation will be responsible for all of these amounts other than the $3.3 million in fines assessed against Sallie Mae Bank. As a result, SLM Corporation’s previously announced first-quarter GAAP after-tax net income declined $65 million ($.15 diluted earnings per share) to $214 million ($0.49 diluted earnings per share). A detailed reconciliation to previously announced first-quarter 2014 results is included as Exhibit 99.2 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1*	SLM Corporation press release dated May 13, 2014 regarding settlement of previously reported regulatory matters.

99.2*	Reconciliation to previously announced first-quarter 2014 results.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: May 13, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1*	SLM Corporation press release dated May 13, 2014 regarding settlement of previously reported regulatory matters.

99.2*	Reconciliation to previously announced first-quarter 2014 results.

*	Furnished herewith.